UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2017 (January 4, 2017)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2017, the Board of Directors of Aircastle Limited (the “Company”) granted Ron Wainshal, Chief Executive Officer, a temporary medical leave of absence, effective January 6, 2017. In connection with Mr. Wainshal’s leave of absence, effective January 6, 2017, the Company Board of Directors appointed Michael J. Inglese, the Company’s Chief Financial Officer, as Acting Chief Executive Officer. Mr. Inglese will continue to serve as the Company’s Chief Financial Officer.

Mr. Inglese, 55, has served as Chief Financial Officer of the Company since April 2007. Prior to joining the Company, Mr. Inglese served as an Executive Vice President and Chief Financial Officer of PanAmSat Holding Corporation, where he served as Chief Financial Officer from June 2000 until the closing of PanAmSat’s sale to Intelsat in July 2006. Mr. Inglese joined PanAmSat in May 1998 as Vice President, Finance after serving as Chief Financial Officer for DIRECTV Japan, Inc. He is a Chartered Financial Analyst who holds a BS in Mechanical Engineering from Rutgers University College of Engineering and his MBA from Rutgers Graduate School of Business Management.

On January 5, 2017, Mr. Wainshal issued a message to colleagues, clients and shareholders informing them of his medical leave of absence. A copy of his message is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Message from Ron Wainshal, Chief Executive Officer of Aircastle Limited, which is being furnished hereto pursuant to Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

By:	/s/ Christopher L. Beers
Christopher L. Beers General Counsel

Date: January 5, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Message from Ron Wainshal, Chief Executive Officer of Aircastle Limited